Exhibit 4.24

SERVICE PROPERTIES TRUST

THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

INDENTURE

Dated as of November 16, 2023

8.625% SENIOR SECURED NOTES DUE 2031

i

EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange

v

INDENTURE, dated as of November 16, 2023, among Service Properties Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto, and U.S. Bank Trust Company, National Association, a national banking organization organized and existing under the laws of the United States, as Trustee and as Collateral Agent.
W I T N E S S E T H
WHEREAS, the Company has duly authorized the creation of an issue of $1,000,000,000 aggregate principal amount of 8.625% Senior Secured Notes due 2031 (the “Initial Notes”); and
WHEREAS, each of the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.05 hereof.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar or Paying Agent.
“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.
“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Premium” means with respect to any Note on any Redemption Date, the greater of:
(a)    1.0% of the principal amount of such Note on such Redemption Date; and
(b)    the excess, if any, of (x) the present value at such Redemption Date of (A) the redemption price of such Note at November 15, 2026 (such redemption price being set forth in the table appearing in paragraph 5 on the reverse side of the Note attached as Exhibit A hereto), plus (B) all required interest payments due on such Note through November 15, 2026 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the applicable Treasury Rate as of such Redemption Date plus 50 basis points; over (y) the principal amount of such Note.
The Company shall determine the Applicable Premium and, prior to the Redemption Date, file an Officer’s Certificate with the Trustee setting forth the Treasury Rate and Applicable Premium and showing the calculation of each in reasonable detail.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means either the board of trustees of the Company or any duly authorized committee of that board.
“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.
“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.
“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by Standard & Poor’s.
“Change of Control” means the occurrence of any of the following:
(1)    the Company consolidates with, or merges with or into, another Person, or the Company, directly or indirectly, sells, leases or transfers all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole (other than by way of merger or consolidation or to the Company or any Subsidiary), in one or a series of related transactions, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction (a “Permitted Holdco Transaction”) in which the Persons that beneficially owned the shares of the Voting Stock of the Company immediately prior to such transaction beneficially own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person; or
(2)    the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company.
For purposes of this definition, (x) any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company and (y) for the avoidance of doubt, any Permitted Holdco Transaction shall not constitute a “Change of Control” pursuant to any clause of this definition.
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking, Société Anonyme.
“Collateral Asset Sale” means any sale, transfer or other disposition of any Collateral outside the ordinary course of business by the Company or any Subsidiary Guarantor, including by means of a merger, consolidation or similar transaction (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Collateral Asset Sale”:
(1)     a disposition to the Company or any Subsidiary Guarantor;
(2)    a transaction covered by Section 5.01 or that constitutes a Change of Control;
(3)     the sale by the Company or any Subsidiary Guarantor upon the foreclosure of a Lien;
(4)     the transfer of Collateral subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds thereof; provided that such net cash proceeds are deemed to be Net Proceeds and are applied in accordance with Section 4.10;
(5)    the granting of Liens not prohibited by this Indenture;

(6)    a disposition of Collateral in exchange for other assets used or useful in the business of the Company and its Subsidiaries; provided, however, that such assets are pledged as Collateral under the Security Documents substantially simultaneously with such disposition; and
(7)     any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $50.0 million.
“Collateral” means the Capital Stock of each of the Notes Pledged Subsidiaries.
“Collateral Agent” means U.S. Bank Trust Company, National Association, or its successors or assigns, as collateral agent for the Holders and the Trustee under this Indenture and the Security Documents.
“Company” has the meaning set forth in the Preamble hereto until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Order” means a written request or order signed in the name of the Company by a Managing Trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of the Company and its Subsidiaries, (2) cash reserves made by lessees as required by the Company’s leases for periodic replacement and refurbishment of the Company’s assets, (3) provision for taxes of the Company and its Subsidiaries based on income, (4) amortization of debt premiums/discounts and deferred debt issuance costs, (5) provisions for gains and losses on properties and property depreciation and amortization, (6) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (7) amortization of deferred charges.
“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which on the date hereof is located at One Federal Street, 3rd Floor, Boston, MA 02110.
“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated June 29, 2023, as subsequently amended as of November 3, 2023, by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders and the other parties thereto, as may be further amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner

(whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.
“Credit Agreement Pledged Subsidiaries” means those Subsidiaries of the Company the Capital Stock of which is pledged as collateral under the Credit Agreement.
“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Debt” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:
(1)    borrowed money or evidenced by bonds, notes, debentures or similar instruments;
(2)    borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such Encumbrance;
(3)    the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;
(4)    the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or
(5)    any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (1) through (5) above, that any such items (other than letters of credit) would be properly classified as a liability on the Company’s consolidated balance sheet in accordance with GAAP. Debt also (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption

(and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of any Company and/or any one or more of the Subsidiary Guarantors (the “Performance References”).
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Subsidiary in connection with a Collateral Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than

Subordinated Debt, or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the Stated Maturity of the principal of the Notes.
“Domestic Subsidiary” means any Subsidiary of the Company that was organized under the laws of the United States or any state of the United States or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under U.S. possessions such as Puerto Rico).
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, gains and losses from early extinguishment of debt and property valuation losses, in each case as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.
“Equity Offering” means any public or private sale of equity of the Company or any direct or indirect parent of the Company (provided that, in the case of a sale of such stock by such parent, the cash proceeds therefrom are contributed to the equity capital of the Company).
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Subsidiary” means any Subsidiary of the Company (i) that is a Credit Agreement Pledged Subsidiary, (ii) that is not a Wholly Owned Subsidiary or that holds no material assets other than the Capital Stock of one or more Subsidiaries that are not Wholly Owned Subsidiaries, or (iii) (a) holding title to or beneficially owning Properties which are subject to an Encumbrance securing Debt of such Subsidiary or being a beneficial owner of a Subsidiary of the Company holding title to or beneficially owning such Properties (but having no material assets other than such beneficial ownership interests or the Capital Stock of a Subsidiary of the Company having no material assets other than such beneficial ownership interests) and (b) which (x) is, or is expected to be, prohibited from Guaranteeing the indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Debt or (y) is prohibited from Guaranteeing the indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Debt; for purposes of this subsection (iii), any Subsidiary which is a lessee under a lease with a Subsidiary which is an Excluded Subsidiary under this subsection (iii) shall also be deemed to be an Excluded Subsidiary. In addition, (i) Candlewood Jersey City-Urban Renewal, L.L.C., a New Jersey limited liability company, and (ii) any Subsidiary that is an “Excluded Subsidiary” as defined under the Credit Agreement shall be deemed to be an Excluded Subsidiary for purposes of this definition.
“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction (as determined in good faith by the Company).
“First Lien Intercreditor Agreement” means a customary intercreditor agreement with the Collateral Agent to govern the relative rights and remedies with respect to the Collateral between the Collateral Agent on behalf of the Trustee and the holders of the Notes and such other First-Priority Secured Parties.
“First-Priority Liens” means all Liens that secure First-Priority Obligations.
“First-Priority Obligations” means (i) all Obligations with respect to the Notes and the Subsidiary Guarantees and (ii) other Debt or Obligations of the Company or its Subsidiaries that are secured by Liens on the Collateral ranking pari passu to the Liens on the Collateral securing the Notes, as permitted by this Indenture.
“First-Priority Secured Parties” means the persons holding any First-Priority Obligations, including the Collateral Agent, the Trustee and Holders of the Notes.
“Foreign Subsidiary” means (a) any Real Foreign Subsidiary, (b) any Domestic Subsidiary that has no material assets (with the determination of materiality to be made in good faith by the Company) other than Capital Stock of one or more Real Foreign Subsidiaries, and (c) any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of the Company that owns any Capital Stock of a Real Foreign Subsidiary if the provision of a Subsidiary Guarantee by such Subsidiary could reasonably be expected, in the good faith judgment of the Company, cause any earnings of such Real Foreign Subsidiary, as determined for U.S. federal income tax purposes, to be treated as a deemed dividend to such Real Foreign Subsidiary’s United States parent for U.S. federal income tax purposes.
“GAAP” means generally accepted accounting principles in the United States, which were in effect on February 3, 2016.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Government Obligations” means securities that are:
(1)    direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Obligations or the specific payment of principal of or interest on the Government Obligations evidenced by such depository receipt.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)    entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” has the meaning set forth in the Preamble hereto.
“Initial Purchasers” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, PNC Capital Markets LLC, and UBS Securities LLC.
“Interest Payment Date” means May 15 and November 15 of each year to the Stated Maturity.
“Issue Date” means November 16, 2023.
“Joint Venture Interests” means assets of the Company and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by the Company and its Subsidiaries, on the one hand, and one or more other Persons not constituting the Company’s Affiliates, on the other hand, excluding any entity or properties:
(1)    which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary; or
(2)    to which, at the time of determination, the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt.
“Lease Guaranties” means (i) that certain Second Amended and Restated Guaranty Agreement (Third Amended and Restated Lease Agreement No. 3), dated as of May 15, 2023, by BP Corporation North America, Inc., an Indiana corporation, as guarantor, for the benefit of HPT TA Properties Trust, a Maryland real estate investment trust and HPT TA Properties LLC, a Maryland limited liability company; and (ii) that certain Second Amended and Restated Guaranty Agreement (Third Amended and Restated Lease Agreement No. 4), dated as of May 15, 2023, by BP Corporation North America, Inc., an Indiana corporation, as guarantor, for the benefit of HPT TA Properties Trust, a Maryland real estate investment trust and HPT TA Properties LLC, a Maryland limited liability company, in each case as in effect on the Issue Date or as subsequently amended so long as such amendment is not materially adverse to the interests of the Holders of the Notes (as determined by the Board of the Company).

“Leases” means (i) that certain Third Amended and Restated Lease Agreement No. 3, dated as of May 15, 2023, by and among HPT TA Properties Trust, a Maryland real estate investment trust and HPT TA Properties LLC, a Maryland limited liability company, collectively as landlord, and TA Operating LLC, a Delaware limited liability company, as tenant, and (ii) that certain Third Amended and Restated Lease Agreement No. 4, dated as of May 15, 2023, by and among HPT TA Properties Trust, a Maryland real estate investment trust and HPT TA Properties LLC, a Maryland limited liability company, collectively as landlord, and TA Operating LLC, a Delaware limited liability company, as tenant, in each case as in effect on the Issue Date or as subsequently amended so long as such amendment is not materially adverse to the interests of the Holders of the Notes (as determined by the Board of the Company in good faith).
“Lien” as applied to the property of any Person means: any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Mid-BBB Investment Grade Rating” means a rating equal to or higher than Baa2 (or the equivalent) by Moody’s or BBB (or the equivalent) by Standard & Poor’s, or if Moody’s or Standard & Poor’s ceases to rate the Company for reasons outside of the Company’s control, the equivalent investment grade rating from any other Rating Agency.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereof.
“Net Proceeds” means, with respect to any Collateral Asset Sale or a sale of Underlying Assets by a Notes Pledged Subsidiary permitted under this Indenture, the proceeds of such sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) cash proceeds received from the conversion or sale of other consideration), net of:
(1)    brokerage commissions and other fees and expenses related to such Collateral Asset Sale or the sale of consideration other than cash, including any Designated Non-cash Consideration, including fees and expenses of counsel, accountants and investment bankers;
(2)     provisions for taxes payable by the Company or any Subsidiary as a result of such Collateral Asset Sale or the sale of consideration other than cash, including any Designated Non-cash Consideration; and

(3)     appropriate amounts to be provided as a reserve against liabilities associated with such Collateral Asset Sale, including liabilities related to environmental matters and indemnification obligations associated with such Collateral Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.
“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to any Company or any Subsidiary Guarantor immediately prior to such date of determination.
“Notes” means any Note authenticated and delivered under this Indenture, including without limitation the Initial Notes. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued hereafter.
“Notes Authorized Representative” means the Collateral Agent.
“Notes Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
“Notes Pledged Subsidiary” means a Subsidiary the Capital Stock of which has been pledged as Collateral.
“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.
“Offering Memorandum” means the Company’s confidential offering memorandum, dated November 8, 2023, relating to the sale of the Initial Notes.
“Officer’s Certificate” means a certificate signed on behalf of the Company by a Managing Trustee, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee. The counsel may be an employee of or counsel to the Company or any Affiliate.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is an extension of or similar, reasonably related, complementary, incidental or ancillary thereto.
“Permitted Debt” means:
(1)     [reserved]; and
(2)     Any Refinancing Debt in respect of the Notes.
“Permitted Liens” means, as to any Person:
(1)     Liens in favor of the Collateral Agent for the benefit of the Trustee and Holders of the Notes (excluding any Additional Notes);
(2)     [reserved]; and
(3)     Liens securing any Refinancing Debt in respect of Debt secured by a Lien referred to in the foregoing clause (1).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment” means the place or places where the principal of and any premium and interest on the Notes are payable.
“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, among the Pledgor and the Collateral Agent, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time pursuant to Article 9 hereof.
“Pledgor” means SVC HYB Lease Holdings Trust, the immediate parent entity of the Notes Pledged Subsidiaries.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Property” means any parcel of real property, together with all improvements thereon.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means (1) each of Moody’s and Standard & Poor’s; and (2) if either Moody’s or Standard & Poor’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or Standard & Poor’s, or either of them, as the case may be.
“Rating Category” means (a) with respect to Standard & Poor’s, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of Standard & Poor’s or Moody’s used by another Rating Agency selected by the Company. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and-for Standard & Poor’s; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Company) shall be taken into account (e.g., with respect to Standard & Poor’s, a decline in a rating from BB+ to BB, or from BB−to B+, will constitute a decrease of one gradation).
“Rating Date” means the date which is 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.
“Rating Decline” with respect to the Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies with respect to a Rating Category), the rating of the Notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date; provided that each Rating Agency indicates that such downgrade is as a result of such Change of Control.
“Real Foreign Subsidiary” means a Subsidiary of the Company that is not a Domestic Subsidiary.
“Record Date” for the interest payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date” means the date of redemption of any Notes in accordance with this Indenture.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“refinancing” means any extension, renewal, refunding, refinancing, replacement, defeasance or discharge. “refinance” has a correlative meaning.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) hereof.
“Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Debt” means Debt of the Company or its Subsidiaries secured by an Encumbrance on the property of the Company or its Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means, collectively, the Pledge Agreements and each of the other agreements, instruments or documents that creates or purports to create an Lien in favor of the Collateral Agent for the benefit of the holders.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X, promulgated by the SEC under the Securities Act of 1933, as amended) of the Company.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.
“Stated Maturity” means November 15, 2031.
“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes.
“Subsidiary” means any corporation or other Person of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company, and which is required to be consolidated in accordance with GAAP. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.
“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture.
“Subsidiary Guarantor” means each Subsidiary of the Company in existence on the Issue Date that provides a Subsidiary Guarantee of the Notes on the Issue Date and any other Subsidiary of the Company that provides a Subsidiary Guarantee of the Notes in accordance with this Indenture; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor.
“Total Assets” as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets of such Person determined in accordance with GAAP (but excluding accounts receivable and intangibles).
“Total Unencumbered Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets not securing any portion of Secured Debt and (2) the amount of all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt, in each case on such date determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis for purposes of the covenant set forth above under Section 4.07 hereof, Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519)

that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2026; provided, however, that if the period from the Redemption Date to November 15, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), or any successor thereto.
“Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate and associated tangible personal property used in connection with the real estate assets of such Person, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.
“Underlying Assets” means the interests of the Notes Pledged Subsidiaries in the Leases, the Lease Guaranties and the related real property subject of the Leases.
“Underlying Assets Permitted Lien” means, as to any Person:
(1)     Liens securing (x) taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Issuer in accordance with GAAP or (y) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business (other than any lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Pledgor or a Notes Pledged Subsidiary);
(2)     Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws;
(3)     Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Pledgor or a Notes Pledged Subsidiary, Liens imposed or granted by any tenant on its leasehold estate or a Property;

(4)     deposits to secure trade contracts (other than for Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(5)     Liens which are also secured by restricted cash or Cash Equivalents of equal or greater value;
(6)     Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(7)     Liens in favor of a Notes Pledged Subsidiary;
(8)     Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by a Notes Pledged Subsidiary in the ordinary course of business; and
(9)     Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Notes Pledged Subsidiaries.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“Unsecured Debt” means any Debt of the Company or its Subsidiaries which is not Secured Debt.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, trustees, managers or other voting members of the governing body of such Person.

“Wholly Owned Subsidiary” means any Subsidiary of the Company of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by the Company and/or one or more Subsidiaries of the Company.
Section 1.02.    Other Definitions.

Term	Defined in Section
“Adjusted Total Assets”	4.05(a)
“Applicable AML Law”	13.15
“Asset Sale Offer”	4.10(c)
“Authentication Order”	2.02
“Change of Control Offer”	4.11(a)
“Change of Control Payment”	4.11(a)
“Change of Control Payment Date”	4.11(a)
“Covenant Defeasance”	8.03
“Directing Holder”	6.02
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(c)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Noteholder Direction”	6.02
“Notice”	13.13
“Notice of Default”	6.01(d)
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Position Representation”	6.02
“Purchase Date”	3.09
“Refinancing Debt”	4.05(a)
“Registrar”	2.03
“Successor Guarantor”	5.01(b)
“Successor Issuer”	5.01(a)
“Verification Covenant”	6.02

Section 1.03.    Inapplicability of Trust Indenture Act. No provisions of the Trust Indenture Act are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the Trust Indenture Act have such meanings for purposes of this Indenture.
Section 1.04.    Rules of Construction. (a) Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)    “or” is not exclusive;
(iv)    words in the singular include the plural, and in the plural include the singular;
(v)    references to “shall” and “will” are intended to have the same meaning;
(vi)    provisions apply to successive events and transactions;
(vii)    references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(viii)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(ix)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
(x)    unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Company and its Subsidiaries.
Section 1.05.    Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
(e)    The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)    Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)    The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2
THE NOTES
Section 2.01.    Form and Dating; Terms. (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of the Trustee’s authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as Notes Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Notes Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon the expiry of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures.

Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited subject to Section 4.05 and Section 4.06 hereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.11. The Notes shall not be redeemable, other than as provided in Article 3.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single series with the other Notes (including any Initial Notes or other Additional Notes) and shall have the same terms as to status, redemption or otherwise as such Notes; provided that (1) the Company shall comply with Sections 4.05 and 4.06 hereof and (2) Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number unless they are fungible with the Initial Notes for U.S. federal income tax purposes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
(e)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02.    Execution and Authentication. At least one Officer of each Company shall execute the Notes by manual or electronic signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of a Company Order (an “Authentication Order”), authenticate and deliver the Initial Notes by manual or electronic signature. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03.    Registrar and Paying Agent. The Company shall maintain (i) an office or agency in the United States of America where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in the United States of America where Notes may be presented for payment (the “Paying Agent”). The Registrar shall maintain a register reflecting ownership of the Notes outstanding from time to time (“Note Register”) and shall make payments on and facilitate transfer of Notes on behalf of the Company. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agents. The Company initially appoint the Trustee as (i) Registrar and Paying Agent and (ii) the Notes Custodian with respect to the Global Notes. The Company may change the Paying Agents or the Registrars without prior notice to the Holders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries, including the other Company, may act as a Paying Agent or a Registrar. All Agents (except when the Trustee is acting as the Agent) appointed under this Indenture shall be appointed pursuant to agency agreements among the Company, the Trustee and the Agent, as applicable.
The Company initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
Section 2.04.    Paying Agent to Hold Money in Trust. The Company shall require the Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the

Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of their respective Subsidiaries) shall have no further liability for the money. If an Company or one of their respective Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Trust Indenture Act Section 312(a).
Section 2.06.    Transfer and Exchange. (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in each case of (A) or (B) above, a successor Depositary is not appointed by the Company within 90 days of such notice or (C) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depositary has requested the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to (c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06; provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in (b) or (c) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this (i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclauses (1) and (B) (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to (h) hereof.
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of (ii) hereof and the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged for Definitive Notes only pursuant to this clause (c).
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) hereof, subject to satisfaction of the conditions set forth in Section 2.06(b)(ii) and receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to clause (g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(i)(A) and (C)hereof, a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act.
(iii)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (A) or (B) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and if the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (A) (B) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to clause (g) of this Section 2.06, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged for beneficial interests in Restricted Global Notes only pursuant to this clause (d).
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
Notwithstanding the foregoing, exchanges of the Definitive Notes by the Initial Purchasers on the date of this Indenture for beneficial interests in one or more Restricted Global Notes shall not require the delivery of the certifications referred to in clauses (A) through (F) above.
(ii)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged for Definitive Notes only pursuant to this clause (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of

Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO ANY ISSUER OF THE NOTES (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(ii)    The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.
(iii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Holders shall pay all taxes due on transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.08, 4.10, 4.11 and 9.04 hereof).
(iv)    Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption.
(v)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(vi)    The Company shall not be required (A) to issue, register the transfer of or exchange any Note for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed, (B) to transfer or exchange any Note selected for redemption, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.
(vii)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(viii)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(ix)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
(x)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically.
(xi)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xii)    Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.07.    Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses (including the expenses of the Trustee) in replacing a Note.
Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08.    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Company or an Affiliate of either of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10.    Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an

Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11.    Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the cancellation of all cancelled Notes shall be delivered to the Company upon their written request. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.12.    Defaulted Interest. If the Company defaults in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders of Notes on a subsequent special record date (except that a special record date shall not be required with respect to payments made within an applicable grace period), in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee, an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. The Company shall notify the Trustee of such special record date promptly, and in any event at least 20 days before such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee, in the name and at the expense of the Company) shall transmit or cause to be transmitted to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable, the amount thereof, or the method employed in calculating any such defaulted interest.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13.    CUSIP/ISIN Numbers. The Company in issuing the Notes may use CUSIP or ISIN numbers, as applicable (if then generally in use), and, if so, the Trustee shall use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers, as applicable. Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number, if any, as any existing Notes unless such Additional Notes are fungible with such existing Notes for U.S. federal income tax purposes.
ARTICLE 3
REDEMPTION
Section 3.01.    Notices to Trustee. If the Company elect to redeem Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least two (2) Business Days before notice of redemption is transmitted or caused to be transmitted to the applicable Holders pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.
Section 3.02.    Selection of Notes to Be Redeemed or Purchased. If the Company are redeeming or repurchasing less than all of the Notes at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03.    Notice of Purchase or Redemption. Subject to Section 3.09 hereof, the Company shall transmit or cause to be transmitted notices of purchase or redemption at least 10 days but not more than 60 days before the purchase or Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be transmitted more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 hereof.
The notice shall identify the Notes (including the CUSIP or ISIN number) to be purchased or redeemed and shall state:
(a)    the purchase or Redemption Date;
(b)    the purchase or redemption price;
(c)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that has been or is to be purchased or redeemed and that, after the Redemption Date upon surrender of such Note, the Company will issue a new Note or Notes in principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Company default in making such redemption payment, and subject to any conditions specified in such notice, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for purchase or redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes; and
(i)    any condition to such redemption.
Notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the

Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Company shall provide notice to the Trustee of the satisfaction of the conditions precedent.
At the Company’s request, the Trustee shall give the notice of purchase or redemption in the Company’s names and at their expense; provided that the Company shall have delivered to the Trustee, at least two (2) Business Days before notice of redemption is required to be transmitted or caused to be transmitted to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04.    Effect of Notice of Redemption. Once notice of redemption is transmitted in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (subject to satisfaction of any conditions specified in the applicable notice). The notice, if transmitted in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.05.    Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Company comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes, or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.    Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07.    Optional Redemption. The Notes may be redeemed, at any time in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the Redemption Date.
Section 3.08.    Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09.    Offers to Repurchase by Application of Excess Proceeds. (a) In the event that, pursuant to Sections 4.08 or 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.
(b)    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required by the terms of any First-Priority Obligations, such First-Priority Obligations (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and First-Priority Obligations tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
(c)    If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)    Upon the commencement of an Asset Sale Offer, the Company shall transmit a notice to each of the Holders, with a copy to the Trustee and Agents. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required by the terms of any First-Priority Obligations, holders of such First-Priority Obligations. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and either Section 4.08 or Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;
(ii)    the Offer Amount, the purchase price and the Purchase Date;
(iii)    that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)    that, unless the Company default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(v)    that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;
(vi)    that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(vii)    that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(viii)    that, if the aggregate principal amount of Notes and First-Priority Obligations surrendered by the Holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Company or the agent for such First-Priority Obligations shall select such First-Priority Obligations to be purchased (A) if the Notes or such First-Priority Obligations are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such First-Priority Obligations, as applicable, are listed, (B) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such First-Priority Obligations tendered or (C) by lot or such similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be repurchased in part; and
(ix)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the

Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
(e)    On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
(f)    The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
Other than as specifically provided in this Section 3.09 or Section 4.06 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01.    Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.    Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.03 (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that, no office of the Trustee shall be an office or agency of the Company for the purposes of service of legal process on any Company or any Subsidiary Guarantor.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03.    Provision of Financial Information. Whether or not the Company remains required to do so under the Exchange Act, it will electronically deliver or mail to all holders, without cost, and file with the Trustee copies of all annual, quarterly and other reports and financial statements it would have been required to file with the SEC pursuant to the Exchange Act within the time period applicable to a non-accelerated filer (including any extensions applicable thereto) and promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder; provided that the Company may satisfy the foregoing requirements by making the materials available on the SEC’s EDGAR system or on the Company’s website within the time periods specified in the Indenture. If the Notes become guaranteed by any direct or indirect parent company of the Company, the Company may satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company.
Section 4.04.    Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
Section 4.05.    Limitation on Incurrence of Debt.
(a)    The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(i)    the Total Assets of the Company and its Subsidiaries as of the end of the fiscal quarter covered by the Company’s Annual Report on Form 10-K, or its Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and
(ii)    the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
For purposes of this indenture, “Adjusted Total Assets” means the sum of (i) and (ii) above.
(b)    The Company will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Adjusted Total Assets.
(c)    The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, calculated on the assumptions that:
(i)    such Debt and any other Debt incurred by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period,

(ii)    the repayment, retirement or other discharge of any other Debt by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),
(iii)    in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and
(iv)    in the case of any acquisition or disposition by the Company and its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.
(d)    None of the foregoing paragraphs described in this Section 4.05 shall apply to any incurrence of Debt, including Secured Debt (such Debt or Secured Debt, as the case may be, “Refinancing Debt”), by the Company or any of its Subsidiaries to refinance any Debt; provided that the principal amount of any Refinancing Debt shall not exceed the principal amount of the Debt being refinanced plus any amounts necessary to pay premiums (including tender premiums), accrued interest, defeasance costs and reasonable expenses in connection therewith.
(e)    Notwithstanding the foregoing paragraphs described in this Section 4.05, the Company shall cause the Notes Pledged Subsidiaries not to incur any Debt in respect of borrowed money other than (x) the Notes or the Subsidiary Guarantees thereto, or (y) any Permitted Debt or any guarantees thereof.
Section 4.06.    Limitations on Liens on the Collateral and Underlying Assets.
(a)    The Pledgor shall not create, incur or assume, as security for any Debt for borrowed money, any Lien (other than Permitted Liens) on the Collateral.

(b)    The Company shall not, and will cause the Pledgor and each Notes Pledged Subsidiary not to, create, incur or assume any Lien (other than Underlying Assets Permitted Liens) on the Underlying Assets.
Section 4.07.    Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
Section 4.08.    Limitation on Activities of the Notes Pledged Subsidiaries.
(a)    No Notes Pledged Subsidiaries may hold any material assets, become liable for any material obligations, engage to any material extent in any trade or business or conduct any material business activity, or sell, issue, convey, transfer, lease or otherwise dispose of any Underlying Asset, whether in a single transaction or a series of related transactions, other than (1) the issuance of its Capital Stock to Pledgor, (2) holding the Underlying Assets, (3) the incurrence of Debt and Liens to the extent permitted by this Indenture, (4) performing its obligations, and enforcing its rights, under the Material Agreements, and (5) ordinary course activities incidental thereto.
(b)    Notwithstanding paragraph (a) of this Section 4.08, the Notes Pledged Subsidiaries may sell, convey, transfer or otherwise dispose of any Underlying Asset if such sale, conveyance, transfer or disposal (1) is provided for under the Leases and, unless the Leases prescribe the use of proceeds therefrom, the Notes Pledged Subsidiaries apply such proceeds in the manner set forth in subclause (3)(y) below, (2) does not result in a material decrease in the annual rent payable under the Leases, taken as a whole, or (3)(x) other than as the result of an exercise of eminent domain by a Governmental Authority, is for at least Fair Market Value and (y) the Net Proceeds of which are reinvested in the same manner as described in Section 4.10(b) or are applied to make an Asset Sale Offer as contemplated by Section 4.10(c).
Section 4.09.    Additional Subsidiary Guarantees. If at any time (1) any Subsidiary (whether existing at the Issue Date or acquired or created after the Issue Date) becomes (including on the date of acquisition or creation) a Subsidiary that is not an Excluded Subsidiary or a Foreign Subsidiary or (2) any Subsidiary ceases to be an Excluded Subsidiary or a Foreign Subsidiary, then the Company will cause such Subsidiary to execute and deliver to the Trustee, within thirty (30) days from the date such Subsidiary became a Subsidiary that is not an Excluded Subsidiary or a Foreign Subsidiary or ceased to be an Excluded Subsidiary or a Foreign Subsidiary, as the case may be, a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Subsidiary will fully and unconditionally guarantee the Notes, jointly and severally with all other Subsidiary Guarantors, and deliver an Officer’s Certificate and Opinion of Counsel reasonably satisfactory to the Trustee.
The covenant in this Section 4.09 will automatically and permanently terminate and the Company will be automatically and permanently released from all its obligations under this Section on and after the date on which (a) the Company has received a corporate Mid-BBB Investment Grade Rating from both Rating Agencies; and (b) no Default or Event of Default has occurred and is continuing.
Section 4.10.    Collateral Asset Sales. (a) The Company shall not, and shall not permit any of its Subsidiary to, consummate a Collateral Asset Sale, unless:
(i)    the Collateral Asset Sale is for at least Fair Market Value; and
(ii)    Except in the case of a disposition of Collateral the disposition of which is necessary for the Company or any Subsidiary to qualify, or to maintain its qualification, as a REIT for U.S. federal income tax purposes, at least 75% of the consideration consists of cash or Cash Equivalents; provided that any Designated Non-cash Consideration having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (ii) that is at that time outstanding (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration), that does not exceed $100.0 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for this provision an no other purpose.
For purposes of this clause (a)(ii), (x) the assumption by the purchaser of Debt or other Obligations (other than Subordinated Debt) of the Company or a Subsidiary pursuant to a customary novation agreement and (y) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or a Subsidiary to cash, to the extent of the cash actually so received, shall be considered cash received at closing).
(b)    Within 450 days after the receipt of any Net Proceeds from a Collateral Asset Sale, the Net Proceeds may be used,
(i)    to acquire all or substantially all of the assets of a Person or a majority of the Voting Stock of another Person that thereupon becomes a Subsidiary engaged in a Permitted Business;
(ii)    to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business; or
(iii)    to repay the Notes or other First-Priority Obligations; provided that if the Company shall so reduce other First-Priority Obligations pursuant to this clause (iii), the Company will equally and ratably reduce Obligations under the Notes by redeeming the Notes as provided under Article 3 hereof, through open market purchases and/or by making an Asset Sale Offer (as defined below) to all holders of Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to but excluding the date of purchase as set forth in paragraph (c) below, provided that (x) any Voting Stock acquired pursuant to paragraph (i) is pledged as Collateral under the Security Documents substantially simultaneously with such acquisition in accordance with the requirements of this Indenture, and (y) any other assets acquired pursuant to paragraphs (i) or (b)(ii) are assigned or otherwise conveyed to the Notes Pledged Subsidiaries substantially simultaneously with such acquisition
(c)    Any Net Proceeds from a Collateral Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company shall make an offer to all Holders of the Notes and, if required by the terms of any other First-Priority Obligations, to the holders of such First-Priority Obligations (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and such other First-Priority Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any (or, in respect of such First-Priority Obligations, such lesser price, if any, as may be provided for or permitted by the terms of such First-Priority Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.
(d)    The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within fifteen (15) Business Days after the date that Excess Proceeds exceed $50.0 million by electronically delivering or mailing to Holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.
(e)    To the extent that the aggregate principal amount of Notes and such First-Priority Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate amount (determined pursuant to Section 4.10(c)) of Notes and the First Priority Obligations surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company or the agent for such First-Priority Obligations shall select such First-Priority Obligations to be purchased (i) if the Notes or such First-Priority Obligations are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such First-Priority Obligation, as applicable, are listed, (ii) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such First-Priority Obligations tendered or (iii) by lot or such similar method in accordance with the procedures of the DTC; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f)    Pending the final application of any Net Proceeds pursuant to this Section 4.10, the Company may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
(g)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.
Section 4.11.    Offer to Repurchase Upon Change of Control. (a) If a Change of Control Repurchase Event occurs after the Issue Date, unless the Company has previously or concurrently transmitted a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 hereof, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Repurchase Event, unless the Company has previously or concurrently transmitted a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 hereof, the Company shall send notice of such Change of Control Offer, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:
(i)    that a Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;
(ii)    the purchase price and the purchase date, which will, subject to clause (vii) of this Section 4.11(a), be no earlier than 30 days nor later than 60 days from the date such notice is transmitted (the “Change of Control Payment Date”);
(iii)    that any Note not properly tendered will remain outstanding and continue to accrue interest;
(iv)    that unless the Company default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Repurchase Event notice, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(vi)    that if the Holders tender less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;
(vii)    if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and if applicable, shall state that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Company shall determine that such condition will not be satisfied by the Change of Control Payment Date or by the Change of Control Payment Date as so delayed; and
(viii)    the other instructions, as determined by the Company, consistent with this Section 4.11, that a Holder must follow.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue thereof.
(b)    On the Change of Control Payment Date, the Company will, to the extent permitted by law,
(i)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(ii)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and
(iii)    deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.
(c)    The Company shall not be required to make a Change of Control Offer following a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture with respect to all of the outstanding Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(d)    Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to Section 4.11(c) will have the status of Notes issued and outstanding unless transferred to the Company.
(e)    Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
Section 4.12.    No Impairment of the Security Interests or Value of Underlying Assets. Neither the Company nor any of the Subsidiary Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing (a) the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes or (b) the value of the Underlying Assets held by the Notes Pledged Subsidiaries, unless, in the case of clause (b), such action or omission is required pursuant to the terms of, or contemplated by, the Leases or Lease Guaranties, or the Company determines in good faith such act or omission is necessary or appropriate, in the best interests of the Company and its Subsidiaries and not materially adverse to the Company’s ability to perform its obligations under, including ability to pay principal and interest on, the Notes.
Section 4.13.    Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

ARTICLE 5
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 5.01.    Merger, Consolidation or Sale of All or Substantially All Assets. (a) The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person (other than a direct or indirect wholly owned Subsidiary of the Company), and the Company shall not permit any Person (other than a direct or indirect wholly owned subsidiary of the Company) to consolidate with or merge into the Company, unless:
(i)    either (A) the Company is the surviving entity or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such conveyance, transfer or lease has been made (such Person, the “Successor Issuer”) is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture to be performed or observed by the Company;
(ii)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
(iii)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b)    A Subsidiary Guarantor may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person (other than the Company or another Subsidiary Guarantor), and a Subsidiary Guarantor may not permit any other Person (other than the Company or another Subsidiary Guarantor) to consolidate with or merge into it, unless:
(i)    either (A) the Subsidiary Guarantor is the surviving entity or (B) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such conveyance, transfer or lease has been made (such Person, the “Successor Guarantor”) is an entity organized and validly existing under the laws of the United States, any state thereof or the

District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and this Indenture;
(ii)    immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Subsidiary Guarantor, any other Subsidiary or the Company as a result of such transaction as having been incurred by the Subsidiary Guarantor, such Subsidiary or the Company at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default has happened and is continuing; and
(iii)    The Company will have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;
provided that Section 5.01(b) shall not apply to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee and this Indenture in accordance with the provisions of Article 11.
Section 5.02.    Successor Substituted. Upon any transaction or series of related transactions to which the requirements in Section 5.01 apply and are effected in accordance with such requirements, the Successor Issuer or Successor Guarantor, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the applicable Subsidiary Guarantor under this Indenture with the same effect as if such Successor Issuer or Successor Guarantor had been named as the Issuer or the applicable Subsidiary Guarantor, as applicable, therein; and when a Successor Issuer or Successor Guarantor duly assumes all of the obligations of the Company or the applicable Subsidiary Guarantor, except in the case of a lease, the Company or the predecessor Subsidiary Guarantor, as applicable, shall be relieved of all such obligations under this Indenture and/or its Subsidiary Guarantee.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01.    Events of Default. An “Event of Default,” wherever used herein, with respect to the Notes, means any one of the following events:
(a)    default in the payment of the principal of or any premium on the Notes when due and payable, whether at Stated Maturity, upon optional redemption, upon declaration or otherwise;

(b)    default in the payment of any interest payable on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;
(c)    default in the performance of, or breach of, any covenant of the Company or any Subsidiary Guarantor in this Indenture, other than clauses (a) or (b) of this Section 6.01, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(d)    default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities issued under this Indenture other than the Notes) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of ten (10) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under this Indenture;
(e)    the Company or one of its Significant Subsidiaries, if any, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian of the Company or for all or substantially all of its property, or (3) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days;
(g)    any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary denies or disaffirms its or their, as the case may be, obligations under this Indenture or its or their Subsidiary Guarantees, as the case may be; or
(h)    unless such Liens have been released in accordance with the provisions of this Indenture and the Security Documents, the Liens in favor of the Holders of the Notes with respect to all or substantially all of the Collateral cease to be valid or enforceable and such default continues for 30 days.
Section 6.02.    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default (other than an Event of Default specified in Sections 6.01(e) or 6.01(f)) with respect to the Company occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority of the principal amount of the outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause (e) or (f) of Section 6.01 occurs with respect to the Company, the principal amount of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
(b)    At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this article provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(i)    the Company has paid or deposited with the Trustee a sum sufficient to pay:
(A)    all overdue interest on the Notes;
(B)    the principal of (and premium, if any, on) the Notes; and
(C)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(ii)    all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.14.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

Any Notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to each Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Company or to obtain this information for the Company. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Company determine in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive. With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Company in accordance with the terms of this Section 6.02. Each Holder and subsequent purchaser of the Notes waives in this Indenture any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees in this Indenture that the Trustee will not be liable for any action that the Trustee takes in accordance with, this section or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Company hereby agree to waive any and all claims, in law and/or in equity, against the Trustee, and agree not to commence any legal proceeding against the Trustee in respect of, and agree that the Trustee will not be liable for any action that the Trustee takes in accordance with, this section or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Company will confirm in this Indenture that any and all other actions that the Trustee takes or omits to take under this section and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Company’s indemnifications under Section 7.06 hereof.
Section 6.03.    No Applicable Premium Upon Acceleration. Upon any acceleration of the Notes under Section 6.02 the amount immediately due and payable in respect of the Notes shall equal the outstanding principal amount thereof, plus accrued and unpaid interest thereon; it being understood that nothing in this Section 6.03 shall deprive any Holder of Notes in respect of which the Company defaults in paying the Redemption Price thereof of such Holder’s right to any Applicable Premium that is part of the Redemption Price in respect of such Notes.
Section 6.04.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation of the Trustee and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, in each case as set forth in Section 7.06 hereof.
Section 6.05.    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation and the reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
Section 6.06.    Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 6.07.    Application of Money Collected. If the Trustee collects any money pursuant to this Article 6 (including upon any realization of any Lien upon Collateral), it shall, subject to the terms of any First Lien Intercreditor Agreement, pay out the money in the following order:
(a)    first, to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(b)    second, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(c)    third, to the Company or to such party as a court of competent jurisdiction shall direct including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.
Section 6.08.    Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes unless:
(a)    such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to such Notes;
(b)    Holders of not less than a majority in principal amount of the total outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or the Notes, except in the manner herein or therein provided and for the equal and ratable benefit of all of such Holders.
Section 6.09.    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right set forth in this Indenture of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.
Section 6.10.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.11.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.12.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.13.    Control by Holders. The Holders of a majority in principal amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that
(a)    such direction shall not be in conflict with any rule of law or with this Indenture, and
(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 6.14.    Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Notes may on behalf of the Holders waive any past default hereunder and its consequences, except a default:
(a)    in the payment of the principal of or any premium or interest on the Notes, or
(b)    in respect of a covenant or provision hereof which under Section 9.02 cannot be modified or amended without the consent of each Holder affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.15.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.
Section 6.16.    Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
TRUSTEE
Section 7.01.    Duties of Trustee. (a) If an Event of Default has occurred (and has not been cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.13 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    Subject to this Article 7, whether or not an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holder or Holders of the Notes unless such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02.    Rights of Trustee. (a) The Trustee may conclusively rely upon any notice or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and any Security Document.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent (including in its capacity as the Notes Authorized Representative), and each other agent, attorney, attorney-in-fact, custodian and other Person employed to act hereunder.
(j)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(k)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of an Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and 7.10 hereof.
Section 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
Section 7.05.    Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee as provided in Section 7.02(g) hereof, the Trustee shall send to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers determines that withholding notice is in the interest of the Holders of the Notes.
Section 7.06.    Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and documented out-of-pocket compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify, defend and protect the Trustee (in its individual capacity and in any capacity under this Indenture and any other document or transaction entered into in connection herewith) and its agents and any authenticating agent for, and hold them harmless from and against, any and all loss, damage, claims, liability or expense (including taxes (other than taxes based upon, or measured by or determined by the income of the Trustee) and reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs)

incurred by it (as evidenced in an invoice from the Trustee) in connection with the acceptance or administration of this trust and the performance of its duties hereunder or in connection with enforcing this Indenture against the Company or any of the Subsidiary Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Company or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Subsidiary Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense with counsel reasonably acceptable to the Trustee and, in the Trustee’s judgment, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction.
The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(e) and 6.01(f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.
For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the Collateral Agent and by each agent, custodian and other Person employed to act on behalf of the Trustee or the Collateral Agent hereunder.
Section 7.07.    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor

Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice to the Trustee and the Company in writing. The Company may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a receiver, custodian or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall transmit a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.
Section 7.08.    Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate securities of any series in the name of the predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.09.    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.10.    Preferential Collection of Claims Against Company. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02.    Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees of the Notes and to have cured all then existing Events of Default with respect to the Notes on the date the conditions set forth below are satisfied, and the Liens, if any, on the Collateral securing the Notes shall be deemed to have been released (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, to have satisfied all their other obligations under the Notes and this Indenture including that of the Subsidiary Guarantors and to have cured all then existing Events of Default with respect to the Notes (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;
(b)    the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)    the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and
(d)    the provisions of this Section 8.02.
Subject to compliance with this Article 8, the Company may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.
Section 8.03.    Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03 through 4.12 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied, and the Liens, if any, on the Collateral securing the Notes shall be deemed to have been released (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any Subsidiary Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (solely in the case of Sections 6.01(e) and 6.01(f), with respect to Significant Subsidiaries), 6.01(g) and 6.01(h) hereof shall not constitute Events of Default.
Section 8.04.    Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
(a)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in U.S. dollars, Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on such Notes on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal amount, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(b)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
(i)    the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(ii)    since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that,

subject to customary assumptions and exclusions, the beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others; and
(e)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 8.06 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof shall be held in trust and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor acting as Paying Agent), the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Section 8.06.    Repayment to Company. Anything in this Article 8 or Article 12 to the contrary notwithstanding, each of the Trustee and each Paying Agent shall promptly deliver or pay to the Company upon request any money or Government Obligations held by it in accordance with this Article 8 or Article 12 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or discharge in accordance with Article 13 hereof.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 8.07.    Reinstatement. If the Trustee or the Paying Agent is unable to apply any United States dollars or Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Company make any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.    Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Company, any Subsidiary Guarantor (with respect to a Subsidiary Guarantee or this Indenture) and the Trustee and the Collateral Agent may amend or supplement this Indenture, the Security Documents and any Subsidiary Guarantee or the Notes without the consent of any Holder:
(a)    to evidence the assumption by a Successor Issuer of our obligations or by a Successor Guarantor of the obligations of a Subsidiary Guarantor;
(b)    to add to our or any Subsidiary Guarantor’s covenants for the benefit of Holders of the Notes or to surrender any right or power conferred upon us or any Subsidiary Guarantor;
(c)    to add any additional Events of Default for the benefit of Holders of the Notes;
(d)    to add to or change any provisions necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;
(e)    to add Subsidiary Guarantors under this Indenture, or to secure the Obligations thereunder;

(f)    to evidence the release of any Subsidiary Guarantor of the Notes or the release of any Collateral, in each case in accordance with this Indenture and/or the Security Documents;
(g)    [Reserved];
(h)    to evidence and provide for the acceptance of appointment of a successor Trustee under this Indenture or a successor Collateral Agent under the Security Documents;
(i)    to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision contained therein or to conform the text of this Indenture, the Security Documents, the Subsidiary Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum as described in an Officer’s Certificate;
(j)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance (whether legal or covenant defeasance) or satisfaction and discharge of the Notes; provided that any such action shall not adversely affect the interests of the Holders in any material respect;
(k)    to comply with the rules of any applicable Depositary;
(l)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(m)    to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (m) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or
(n)    to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and any First Lien Intercreditor Agreement in connection with an incurrence of additional First-Priority Obligations permitted by this Indenture.
Section 9.02.    With Consent of Holders of Notes.
(a)    Except as provided in Section 9.01 or below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Security Documents, any Subsidiary Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and, subject to Sections 6.09 and 6.14 hereof, any existing Default or Event of Default (other than a continuing Default in the payment of interest on, premium, if any, or the principal of, the Note, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes issued hereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which of the Notes are considered to be “outstanding” for the purposes of this Section 9.02.
In addition, without the consent of Holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents).
(b)    Without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to Notes held by a non-consenting Holder:
(i)    change the Stated Maturity of the principal of, or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
(ii)    reduce the percentage in principal amount of the Notes, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;
(iii)    release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture except in accordance with the terms of this Indenture; or
(iv)    modify any of the foregoing provisions of this Section 9.02 or Section 6.14.
(c)    The consent of the Holders of Notes under this Section 9.02 is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver electronically or mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the earlier of the date the waiver, supplement or amendment becomes effective and the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite principal amount of Notes have consented. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite principal amount of Notes has been obtained.
Section 9.04.    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05.    Trustee and Collateral Agent to Sign Amendments, etc. The Trustee and/or the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Agent, as applicable. If it does, the Trustee and/or the Collateral Agent may but need not sign it. In executing any amendment, supplement or waiver, the Trustee and/or the Collateral Agent (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.
Section 9.06.    Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01.    Security Documents.
(a)    The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Pledgor entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required by this Indenture. The Trustee and the Pledgor hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, in each case pursuant and subject to the terms of the Security Documents.
(b)    Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First-Priority Obligations in all or any part of the Collateral. Each Holder, by its acceptance thereof, (i) authorizes the Trustee to appoint the Notes Authorized Representative to act on its behalf as the Notes Authorized Representative under this Indenture and the Security Documents, (ii) authorizes the Trustee and the Notes Authorized Representative to appoint the Collateral Agent to act on its behalf as the Collateral Agent under this Indenture, the Pledge Agreement and under each of the other Security Documents, (iii) authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and (iv) authorizes the Trustee and the Notes Authorized Representative to authorize the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Pledge

Agreement and the other Security Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto.
(c)    Each Holder, by its acceptance thereof, authorizes the Collateral Agent, the Notes Authorized Representative and the Trustee, as applicable, to enter into a First Lien Intercreditor Agreement in connection with the incurrence by the Company or its Subsidiaries of any other First-Priority Obligations that are permitted to be incurred pursuant to this Indenture. The Collateral Agent or the Notes Authorized Representative, as applicable, will enter into any such First Lien Intercreditor Agreement at the request of the Company; provided that the Company will have delivered to the Collateral Agent or the Notes Authorized Representative, as the case may be, an Officer’s Certificate to the effect that the terms of such First Lien Intercreditor Agreement are customary and consistent with the description thereof set forth within the “Description of the Notes” section of the Offering Memorandum.
Section 10.02.    Notes Authorized Representative; Collateral Agent.
(a)    The Trustee hereby appoints the Collateral Agent to act on its behalf as the Notes Authorized Representative under this Indenture and each Security Document, and the Collateral Agent agrees to act as such; provided that, it is understood and agreed that all communications between the Notes Authorized Representative and the Holders and all instructions or directions by Holders to the Notes Authorized Representative shall be made or given through the Trustee.
(b)    The Trustee and the Notes Authorized Representative hereby appoint U.S. Bank Trust Company, National Association to act on its behalf as the Collateral Agent under this Indenture, the Pledge Agreement and under each of the other Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, and U.S. Bank Trust Company, National Association agrees to act as such. The provisions of this Section 10.02 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder or any Subsidiary Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(c)    Subject to the provisions of the applicable Security Document, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the holders of Liens on the Collateral created by the Security Documents for their benefit.
(d)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 13.01, and such notice references the Notes and this Indenture. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.02).
(e)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture.
(f)    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Pledgor is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Pledgor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
(g)    The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent (at the Company’s expense) shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.02 (and Article 6) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(h)    Notwithstanding anything to the contrary in this Indenture or any Security Document, but subject in any event to the provisions of Article 7, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing statements, mortgages, security agreements, or similar documents or instruments in any U.S. or foreign jurisdiction), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(i)    The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent. Accordingly, any references to the “Trustee” in Article 7 shall be deemed to include a reference to the Collateral Agent.

Section 10.03.    Release of Liens.
(a)    The Collateral shall be automatically released from the Lien and security interest created by the Security Documents to secure the Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 10.03. Upon such release, subject to the terms of the Security Documents all rights in the Collateral securing Obligations shall revert to the Pledgor. The Collateral shall be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations under one or more of the following circumstances:
(i)    in whole upon defeasance or discharge of the Notes and this Indenture as provided under Article 8 or Article 11;
(ii)    in whole upon payment in full of principal, interest and all other Obligations (other than contingent Obligations in respect of which no claims have been made) on the Notes issued under this Indenture;
(iii)    in whole or in part, in accordance with the provisions set forth under Article 9;
(iv)    in whole or in part, in connection with any sale, transfer or other disposition of any Collateral to any Person other than the Company or its Subsidiaries (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Notes or a Subsidiary Guarantee) that does not violate any of the terms of this Indenture (with respect to the Lien on such Collateral);
(v)    if, at any time, the Collateral Agent forecloses upon or otherwise exercises remedies against the Collateral; or
(vi)    on and after the date on which (a) the Company has received a corporate Mid-BBB Investment Grade Rating from both Rating Agencies; and (b) no Default or Event of Default has occurred and is continuing.
(b)    The Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence and shall do or cause to be done all other acts reasonably necessary to effect or evidence, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Security Documents.

(c)    The release of any Collateral pursuant to the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof.
Section 10.04.    Authorization of Actions to be Taken by the Trustee Under the Security Documents.
Subject to the provisions of the Security Documents, the Trustee may direct, on behalf of Holders of the Notes, the Notes Authorized Representative to take action permitted to be taken by it under the Security Documents.
Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Pledge Agreement and the other Security Documents, and subject to the provisions of Section 7.01 and 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Notes Authorized Representative to direct the Collateral Agent to, take all actions it deems necessary or appropriate in order to:
(a)    enforce any of the terms of the Security Documents; and
(b)    collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.
Subject to the provisions of the Pledge Agreement and the other Security Documents, the Trustee and the Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Company, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent). Nothing in this Section 10.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.
Section 10.05.    Authorization of Receipt of Funds by the Notes Authorized Representative Under the Security Documents.
Subject to the provisions of the Pledge Agreement and the other Security Documents, the Notes Authorized Representative is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 10.06.    Termination of Security Interest.
Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or Article 12 hereof, the Trustee (or the Notes Authorized Representative on its behalf) will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to, as applicable, either (a) release the Liens securing the Obligations pursuant to this Indenture and the Security Documents or (b) cease to be a party to the Security Documents on behalf of the Trustee and the Holders.
Section 10.07.    Purchaser Protected.
In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Pledgor to make any such sale or other transfer.
Section 10.08.    Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Pledgor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
The Collateral Agent shall be entitled to the compensation and indemnity set forth in Section 7.06 hereof (with the references to the Trustee therein being deemed to also refer to the Collateral Agent).
ARTICLE 11
GUARANTEES
Section 11.01.    Subsidiary Guarantee. Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this

Indenture or the Notes, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal of, and overdue premium and interest on, the Notes, if any, if lawful, and all other obligations of the Company to Holders of the Notes or the Trustee under this Indenture or the Notes shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
Unless and until released with respect to any Subsidiary Guarantor in accordance with Section 11.04 of this Indenture, this Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Company’s assets. If any Holder of the Notes or the Trustee is required by any court or Governmental Authority or is otherwise required to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Notes and this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.
Section 11.02.    Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of the Notes and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture not constituting a fraudulent transfer or conveyance under such laws. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor, so long as the exercise of such right does not impair the rights of the Holders of the Notes under this Subsidiary Guarantee.
Section 11.03.    Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that this or a supplemental indenture entered into by such Subsidiary Guarantor pursuant to Section 4.09 hereof, as the case may be, shall be executed on behalf of such Subsidiary Guarantor by an officer or other authorized signatory of such Subsidiary Guarantor.
Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.
If an officer or other authorized signatory of any Subsidiary Guarantor whose signature is on this Indenture or a supplemental indenture entered into by such Subsidiary Guarantor pursuant to Section 4.09 hereof, as the case may be, no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Subsidiary Guarantee of such Subsidiary Guarantor shall be valid nevertheless with respect to such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
Section 11.04.    Release of a Subsidiary Guarantor. The Subsidiary Guarantee of a Subsidiary Guarantor will automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture will automatically terminate and such Subsidiary Guarantor will be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture:
(a)    in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;
(b)    in the event of a sale or other disposition (including through merger or consolidation) of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary and such Subsidiary Guarantor ceases to be a Subsidiary as a result of the sale or other disposition;
(c)    upon such Subsidiary Guarantor becoming an Excluded Subsidiary or a Foreign Subsidiary;
(d)    upon the satisfaction and discharge, Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 or Article 12 hereof;
(e)    upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default has occurred that is continuing;
(f)    upon the merger of such Subsidiary Guarantor into, or the consolidation of such Subsidiary Guarantor with, (a) a Subsidiary if the surviving or resulting entity is an Excluded Subsidiary or a Foreign Subsidiary or (b) the Company or another Subsidiary Guarantor; or
(g)    on and after the date on which (a) the Company has received a Mid-BBB Investment Grade Rating from both Rating Agencies; and (b) no Default or Event of Default has occurred and is continuing.
At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions provided for in this Supplemental Indenture to the release of a Subsidiary Guarantor from its Subsidiary Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Company), the Trustee shall execute and deliver an appropriate instrument evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 11.04).
Section 11.05.    Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.
Section 11.06.    Waiver of Subrogation. Until all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Subsidiary Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.
Section 11.07.    Same Currency; No Set Off. Each payment to be made by a Subsidiary Guarantor under its Subsidiary Guarantee shall be payable in the currency in which corresponding payment obligations of the Company under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.
Section 11.08.    Guarantee Obligations Continuing. The obligations of each Subsidiary Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as counsel to the Trustee may reasonably request and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the

Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under this Indenture.
Section 11.09.    No Merger or Waiver; Cumulative Remedies. To the fullest extent permitted by applicable law, no Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.
Section 11.10.    Dealing with the Company and Others. The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor under this Indenture and without the consent of or notice to any Subsidiary Guarantor, may to the fullest extent permitted by applicable law:
(a)    grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
(b)    take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;
(c)    release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;
(d)    accept compromises or arrangements from the Company;
(e)    apply all monies at any time received from the Company or from any security upon such part of the obligations of the Subsidiary Guarantors under Section 11.01 as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and
(f)    otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 11.11.    Enforcement; Expenses. If any Subsidiary Guarantor defaults in performing any of its obligations under this Indenture, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such obligations against such Subsidiary Guarantor by any remedy provided by law, whether by legal proceedings or otherwise. Each of the Subsidiary Guarantors, jointly and severally, agree to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by any Subsidiary Guarantor of its obligations under this Indenture.
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01.    Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect and the Liens, if any, on the Collateral securing the Notes, shall be released, when either:
(a)    all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(b) (i) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and any Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge the entire indebtedness of Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(ii)    the Company has paid or caused to be paid all sums payable by them under this Indenture; and
(iii)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of Notes at maturity or the Redemption Date, as the case may be.
In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 hereof shall survive.
Section 12.02.    Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Company or Subsidiary Guarantor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, any Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 12.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
ARTICLE 13
MISCELLANEOUS
Section 13.01.    Notices. Notices to the Company or any Subsidiary Guarantor shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, fax number (617) 796-8349, Attention: President; notices to the Trustee shall be directed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, email david.doucette@usbank.com, fax number (617) 603-6683, Attention: Corporate Trust Department, Re: Service Properties Trust 5.50% Senior Notes due 2027, or as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications (other than those sent to Holders of the Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt is acknowledged, if sent by e-mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first-class mail (or in the case of Notes in global form, on the date the notice is transmitted pursuant to the applicable procedures of the Depositary) or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail or send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails or sends a notice or communication to Holders, they shall mail or send a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of Note in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary pursuant to applicable procedures of the Depositary, including by electronic mail.
Section 13.02.    Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 13.03.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture (except in connection with the original issuance of the Notes), the Company or such Guarantor, as the case may be, shall furnish to the Trustee (except as set forth in Section 9.05 hereof):
(a)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04 hereof) stating that,

in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.04.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which examination or investigation, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 13.05.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.06.    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, partner, member, manager or stockholder of the Company or any Subsidiary of an Company shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 13.07.    Governing Law. THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 13.08.    Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.09.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or Governmental Authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances or unrest, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) quarantine, (x) national emergency, (xi) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xii) communications system failure, (xiii) malware or ransomware, (xiv) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility, or (xv) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 13.10.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of the Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.11.    Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee or any Agent in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05 hereof.
Section 13.12.    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.13.    Counterpart Originals; E-Signature. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and the Notes and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice") received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.
Section 13.14.    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.15.    U.S.A. PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee, the Collateral Agent and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Collateral Agent and Agents to comply with Applicable AML Law.
[Signature Pages Follow]

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

SUBSIDIARY GUARANTORS:
CAMBRIDGE TRS, INC.
HARBOR COURT ASSOCIATES, LLC
HIGHWAY VENTURES BORROWER LLC
HIGHWAY VENTURES LLC
HIGHWAY VENTURES PROPERTIES LLC
HIGHWAY VENTURES PROPERTIES TRUST
HPT CLIFT TRS LLC
HPT CW MA REALTY LLC
HPT CY TRS, INC.
HPT GEARY ABC HOLDINGS LLC
HPT GEARY PROPERTIES TRUST
HPT IHG CHICAGO PROPERTY LLC
HPT IHG GA PROPERTIES LLC
HPT IHG-2 PROPERTIES TRUST
HPT IHG-3 PROPERTIES LLC
HPT SN HOLDING, INC. NEW
HPT STATE STREET TRS LLC
HPT SUITE PROPERTIES TRUST
HPT TA PROPERTIES LLC
HPT TA PROPERTIES TRUST
HPT TRS IHG-2, INC.
HPT TRS INC.
HPT TRS MRP, INC.
HPT TRS SPES II, INC.
HPT TRS WYN, INC.
HPT WACKER DRIVE TRS LLC
HPTCY PROPERTIES TRUST
HPTMI HAWAII, INC.
HPTMI PROPERTIES TRUST
HPTWN PROPERTIES TRUST
SVC GATEHALL DRIVE TRS LLC
SVC HOLDINGS LLC
SVC HYB LEASE HOLDINGS TRUST
SVC HYB LEASE POOL 3 LLC
SVC HYB LEASE POOL 4 LLC
SVC JERSEY CITY TRS LLC
SVC MINNEAPOLIS TRS LLC
SVC MORRIS PLAINS TRS LLC
SVC NANUET TRS LLC
SVC NJ TRS LLC
SVC RANDOLPH STREET TRS LLC
SVC REDONDO BEACH TRS LLC
SVCN 1 LLC
SVCN 2 LLC
SVCN 3 LLC
SVCN 4 LLC
SVCN 5 LLC,
each as a Subsidiary Guarantor

[Signature Page to Indenture]

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer
HPT CW MA Realty Trust
By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[FACE OF NOTE]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]
[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$[ ]
8.625% Senior Secured Notes due 2031
No. [ ]
[$ ]
SERVICE PROPERTIES TRUST
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [_]United States Dollars] on November 15, 2031.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

SERVICE PROPERTIES TRUST
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
Dated:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Back of Note]

8.625% Senior Secured Notes due 2031
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. Service Properties Trust, a real estate investment trust organized and existing under the laws of the State of Maryland, promises to pay interest on the principal amount of this Note at 8.625% per annum from November 16, 2023 until maturity. The Company will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be May 15, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, from time to time on demand at the interest rate on the Notes. At maturity, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which hold at least $5,000,000 aggregate principal amount of the Notes and shall have provided wire transfer instructions to the Company or the Paying Agent for a U.S. dollar account in the continental U.S. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Company may change the Paying Agents or the Registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a Paying Agent or Registrar.
(4)    INDENTURE. The Company issued the Notes under an Indenture, dated as of November 16, 2023 (the “Indenture”), among Service Properties Trust, the

Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 8.625% Senior Secured Notes due 2031. The terms of the Notes include those stated in the Indenture and, solely to the extent expressly incorporated into the Indenture by the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
(5)    OPTIONAL REDEMPTION.
(a)    Except as described below under clauses 5(b), 5(d), 5(e) and 5(f) hereof, the Company will not be entitled to redeem the Notes at its option prior to November 15, 2026.
(b)    At any time prior to November 15, 2026, the Company may, at its option, redeem all or a part of the Notes upon notice as described in Section 3.03 of the Indenture on one or more occasions, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the Redemption Date, and, without duplication, accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)    On and after November 15, 2026, the Company may, at its option, redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture on one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2026	104.3125%
2027	102.15625%
2028 and thereafter	100.000%

(d)    At any time prior to November 15, 2026, the Company may, at their option, upon notice as described in Section 3.03 of the Indenture on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by them (including any Additional Notes) at a redemption price equal to

108.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that each such redemption occurs within 120 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to such Equity Offering, and any redemption or notice may, at the Company’s discretion, be subject to conditions, including completion of the related Equity Offering. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Company shall provide notice to the Trustee of the satisfaction of the condition precedent by the close of business on the Business Day prior to the Redemption Date.
(e)    In connection with any tender offer for the Notes, in the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a tender offer and the Company (or any third party making such offer) purchase all of the Notes tendered by such Holders, the Company (or any such third party) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the tender offer described above, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the highest price paid in such tender offer, plus, without duplication, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.
(f)    In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchase all of the Notes tendered by such Holders, the Company (or any such third party) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.
(h)    Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
(6)    MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be transmitted at least 10 days but not more than 60 days before the Redemption Date (except that redemption notices may be transmitted more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to satisfaction of any conditions specified therein.
(8)    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of a Change of Control Repurchase Event, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.11 of the Indenture.
(b)    If (i) the Company or any of its Subsidiaries consummates a Collateral Asset Sale in accordance with Section 4.10 of the Indenture or (ii) a Notes Pledged Subsidiary transfers Underlying Assets in accordance with 4.08(b)(3) of the Indenture, then, in each case, to the extent required under the Indenture, the Company shall make an offer to all Holders of the Notes and, if required by the terms of any other First-Priority Obligations, to the holders of such First-Priority Obligations (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and such other First-Priority Obligations that may be purchased out of the applicable proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any (or, in respect of such First-Priority Obligations, such lesser price, if any, as may be provided for or permitted by the terms of such First-Priority Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Asset Sale Offer shall be made in accordance with Section 4.10(c) of the Indenture.
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. Holders shall pay all taxes due on transfer. The Company are not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company are not required to issue, transfer or exchange any Notes for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed.
(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11)    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
(12)    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.
(13)    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.
(14)    COLLATERAL. The Pledgor’s Guarantee of the Notes is secured by a security interest in the Collateral, subject to the terms of the Security Documents, subject to release or termination as provided in the Indenture and the Security Documents.
(15)    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.
(16)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Brian E. Donley, Chief Financial Officer
Email: BDonley@rmrgroup.com

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08, 4.10 or 4.11 of the Indenture, check the appropriate box below:
❑ Section 4.08 ❑ Section 4.10 ❑ Section 4.11
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08, 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased:
$ ________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $ . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal	Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Brian E. Donley, Chief Financial Officer
Email: BDonley@rmrgroup.com

U.S. Bank Trust Company, National Association
Attention: Corporate Trust Department
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Re: 8.625% Senior Secured Notes due 2031
Reference is hereby made to the Indenture, dated as of November 16, 2023 (the “Indenture”), among Service Properties Trust, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with all applicable securities laws of the states of the United States and other jurisdictions.
2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
5. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP/ISIN: ), or
(ii) ☐ Regulation S Global Note (CUSIP/ISIN: ), or
b) ☐ a Restricted Definitive Note.
6. After the Transfer the Transferee will hold:
[CHECK ONE]
a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP/ISIN: ), or
(ii) ☐ Regulation S Global Note (CUSIP/ISIN: ), or
(iii) ☐ Unrestricted Global Note (CUSIP/ISIN: ); or
b) ☐ a Restricted Definitive Note; or
c) ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Brian E. Donley, Chief Financial Officer
Email: BDonley@rmrgroup.com

U.S. Bank Trust Company, National Association
Attention: Corporate Trust Department
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Re: 8.625% Senior Secured Notes due 2031
Reference is hereby made to the Indenture, dated as of November 16, 2023 (the “Indenture”), among Service Properties Trust, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_____________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES
a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note ¨ Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ________________.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

C-4